                                                                     EXHIBIT 4.3





                      CABLE DESIGN TECHNOLOGIES CORPORATION

                -------------------------------------------------
                                 DEBT SECURITIES






                                    INDENTURE

               ---------------------------------------------------






                         DATED AS OF             , 2000


                STATE STREET BANK AND TRUST COMPANY, as Trustee

                          PARTIAL CROSS-REFERENCE TABLE


INDENTURE SECTION                                                  TIA SECTION
2.05.........................................................      317(b)
2.06.........................................................      312(a)
2.11.........................................................      316(a)(last sentence)
4.05.........................................................      314(a)(4)
6.03.........................................................      317(a)(1)
6.04.........................................................      316(a)(1)(B)
6.06.........................................................      316(a)(1)(A)
6.07.........................................................      317(a)(1)
7.01.........................................................      315(a), 315(d)
7.04.........................................................      315(b)
7.05.........................................................      313(a)
7.07.........................................................      310(a), 310(b)
7.09.........................................................      310(a)(2)
8.02.........................................................      310(a), 310(b)
9.04.........................................................      316(c)
10.01........................................................      318(a)
10.02........................................................      313(c)
10.03........................................................      314(c)(1), 314(c)(2)
10.04........................................................      314(e)

                                TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
ARTICLE 1 - DEFINITIONS...........................................................................................   1
         SECTION 1.01.              Definitions...................................................................   1
         SECTION 1.02.              Other Definitions.............................................................   3
         SECTION 1.03.              Rules of Construction.........................................................   3

ARTICLE 2 - THE SECURITIES........................................................................................   4
         SECTION 2.01.              Issuable in Series............................................................   4
         SECTION 2.02.              Execution and Authentication..................................................   5
         SECTION 2.03.              Agents........................................................................   6
         SECTION 2.04.              Bearer Securities.............................................................   6
         SECTION 2.05.              Paying Agent to Hold Money in Trust...........................................   7
         SECTION 2.06.              Securityholder Lists..........................................................   7
         SECTION 2.07.              Transfer and Exchange.........................................................   8
         SECTION 2.08.              Replacement Securities........................................................   8
         SECTION 2.09.              Outstanding Securities........................................................   8
         SECTION 2.10.              Discounted Debt Securities....................................................   9
         SECTION 2.11.              Treasury Securities...........................................................   9
         SECTION 2.12.              Global Securities.............................................................   9
         SECTION 2.13.              Temporary Securities..........................................................  10
         SECTION 2.14.              Cancellation..................................................................  10
         SECTION 2.15.              Defaulted Interest............................................................  10

ARTICLE 3 - REDEMPTION...........................................................................................   10
         SECTION 3.01.              Notices to Trustee...........................................................   10
         SECTION 3.02.              Selection of Securities to Be Redeemed.......................................   11
         SECTION 3.03.              Notice of Redemption.........................................................   11
         SECTION 3.04.              Effect of Notice of Redemption...............................................   12
         SECTION 3.05.              Payment of Redemption Price..................................................   12
         SECTION 3.06.              Securities Redeemed in Part..................................................   13

ARTICLE 4 - COVENANTS............................................................................................   13
         SECTION 4.01.              Payment of Securities........................................................   13
         SECTION 4.02.              Overdue Interest.............................................................   13
         SECTION 4.03.              Compliance Certificate.......................................................   13
         SECTION 4.04.              SEC Reports..................................................................   13

ARTICLE 5 - SUCCESSORS...........................................................................................   14
         SECTION 5.01.              When Company May Merge, etc..................................................   14

ARTICLE 6 - DEFAULTS AND REMEDIES................................................................................   14
         SECTION 6.01.              Events of Default............................................................   14
         SECTION 6.02.              Acceleration.................................................................   15
         SECTION 6.03.              Other Remedies...............................................................   16

         SECTION 6.04.              Waiver of Past Defaults......................................................   16
         SECTION 6.05.              Control by Majority..........................................................   16
         SECTION 6.06.              Limitation on Suits..........................................................   16
         SECTION 6.07.              Collection Suit by Trustee...................................................   17
         SECTION 6.08.              Priorities...................................................................   17

ARTICLE 7 - TRUSTEE..............................................................................................   17
         SECTION 7.01.              Certain Duties and Responsibilities..........................................   17
         SECTION 7.02.              Rights of Trustee............................................................   18
         SECTION 7.03.              Individual Rights of Trustee.................................................   19
         SECTION 7.04.              Trustee's Disclaimer.........................................................   19
         SECTION 7.05.              Notice of Defaults...........................................................   19
         SECTION 7.06.              Reports by Trustee to Holders................................................   19
         SECTION 7.07.              Compensation and Indemnity...................................................   19
         SECTION 7.08.              Replacement of Trustee.......................................................   20
         SECTION 7.09.              Successor Trustee by Merger, etc.............................................   21
         SECTION 7.10.              Trustee's Capital and Surplus................................................   21

ARTICLE 8 - DISCHARGE OF INDENTURE...............................................................................   21
         SECTION 8.01.              Defeasance...................................................................   21
         SECTION 8.02.              Conditions to Defeasance.....................................................   22
         SECTION 8.03.              Application of Trust Money...................................................   22
         SECTION 8.04.              Repayment to Company.........................................................   23

ARTICLE 9 - AMENDMENTS...........................................................................................   23
         SECTION 9.01.              Without Consent of Holders...................................................   23
         SECTION 9.02.              With Consent of Holders......................................................   23
         SECTION 9.03.              Compliance with Trust Indenture Act..........................................   24
         SECTION 9.04.              Effect of Consents...........................................................   24
         SECTION 9.05.              Notation on or Exchange of Securities........................................   25
         SECTION 9.06.              Trustee Protected............................................................   25

ARTICLE 10 - MISCELLANEOUS.......................................................................................   25
         SECTION 10.01.             Trust Indenture Act..........................................................   25
         SECTION 10.02.             Notices......................................................................   25
         SECTION 10.03.             Certificate and Opinion as to Conditions Precedent...........................   26
         SECTION 10.04.             Statements Required in Certificate or Opinion................................   26
         SECTION 10.05.             Rules by Company and Agents..................................................   27
         SECTION 10.06.             No Lien Created, etc.........................................................   27
         SECTION 10.07.             Legal Holidays...............................................................   27
         SECTION 10.08.             No Recourse Against Others...................................................   27
         SECTION 10.09.             Duplicate Originals..........................................................   27
         SECTION 10.10.             Governing Law................................................................   27

                  INDENTURE dated as of           , 2000 between CABLE DESIGN
TECHNOLOGIES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), and State Street Bank and Trust Company, as Trustee ("Trustee"). Each party agrees as follows for the benefit of the Holders of the Company's debt securities issued under this
Indenture:

                             ARTICLE 1 - DEFINITIONS

SECTION 1.01.              Definitions.

                  "AFFILIATE" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

                  "AGENT" means any Registrar or Paying Agent.

                  "AUTHORIZED NEWSPAPER" means a newspaper that is:

                  (1) printed in the English language or in an official language of the country of publication;

                  (2) customarily published on each business day in the place of publication; and

                  (3) of general circulation in the relevant place or in the financial community of such place.

                  Whenever successive publications in an Authorized Newspaper are required, they may be made on the same or different business days and in the same or different Authorized Newspapers.

                  "BEARER SECURITY" means a Security payable to bearer.

                  "BOARD" means the Board of Directors of the Company or any authorized committee of the Board.

                  "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of any person and all warrants or options to acquire such capital stock.

                  "COMPANY" means the party named as such above until a successor replaces it and thereafter means the successor.

                  "CORPORATE TRUST OFFICE" shall mean an office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 2 Avenue de Lafayette, Boston, Massachusetts 02111-1724, Attention:
Corporate Trust/LCC6, or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders.

                  "COUPON" means an interest coupon for a Bearer Security.

                  "DEFAULT" means any event which is, or after notice or passage of time would be, an Event of Default (as defined below).

                  "DISCOUNTED DEBT SECURITY" means a Security where the amount of principal due upon acceleration is less than the stated principal amount.

                  "HOLDER" or "SECURITYHOLDER" means the person in whose name a Registered Security is registered and the bearer of a Bearer Security or coupon.

                  "INDENTURE" means this Indenture and any Securities Resolution as amended from time to time.

                  "LIEN" means mortgage, pledge, security interest or other lien.

                  "OFFICER" means the Chairman, any Vice-Chairman, the President, any Executive or Senior Vice President, any Vice-President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

                  "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of the Company, and delivered to the Trustee.

                  "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee, and delivered to the Trustee. The counsel may be an employee of or counsel to the Company.

                  "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "PRINCIPAL" of a debt security means the principal of the security plus the premium, if and when applicable, on the security.

                  "REGISTERED SECURITY" means a Security registered as to principal and interest by the Registrar.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES" means the debt securities issued under this Indenture.

                  "SECURITIES RESOLUTION" means a resolution authorizing a series adopted by the Board or by a committee of Officers or an Officer pursuant to Board delegation.

                  "SERIES" means a series of Securities or the Securities of the series.

                  "SUBSIDIARY" of any person means (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other Subsidiaries of such person or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation) in which such person, or one or more Subsidiaries of such person or such person and one or more Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policy, management and affairs thereof.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb), as amended.

                  "TRADING DAY" means each day on which the securities exchange or quotation system which is used to determine the Market Price is open for trading or quotation.

                  "TRUSTEE" means the party named as such above until a successor replaces it and thereafter means the successor.

                  "TRUST OFFICER" when used with respect to the Trustee, means any officer assigned to the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "UNITED STATES" means the United States of America, its territories and possessions and other areas subject to its jurisdiction.

SECTION 1.02.              Other Definitions.


                           TERM                                               DEFINED IN SECTION
"ACTUAL KNOWLEDGE"                                                                   7.01
"BANKRUPTCY LAW"                                                                     6.01
"CONDITIONAL REDEMPTION"                                                             3.04
"CUSTODIAN"                                                                          6.01
"LEGAL HOLIDAY"                                                                      10.06
"PAYING AGENT"                                                                       2.03
"REGISTRAR"                                                                          2.03
"TREASURY REGULATIONS"                                                               2.04
"U.S. GOVERNMENT OBLIGATIONS"                                                        8.02



SECTION 1.03.              Rules of Construction.

                  Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

                  (3) generally accepted accounting principles are those applicable from time to time;

                  (4) all terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by such definitions;

                  (5)      "OR" is not exclusive; and

                  (6) words in the singular include the plural, and in the plural include the singular.

                           ARTICLE 2 - THE SECURITIES

SECTION 2.01.              Issuable in Series.

                  The aggregate principal amount of Securities that may be issued under this Indenture is unlimited. The Securities may be issued from time to time in one or more series. Each series shall be created by a Securities Resolution that establishes the terms of the series, which may include the following:

                  (1)      the title of the series;

                  (2)      the aggregate principal amount of the series;

                  (3) the interest rate, if any, or method of calculating the interest rate;

                  (4)      the date from which interest will accrue;

                  (5) the record dates for interest payable on Registered Securities;

                  (6)      the dates when principal and interest are payable;

                  (7)      the manner of paying principal and interest;

                  (8)      the places where principal and interest are payable;

                  (9)      the Registrar and Paying Agent;

                  (10) the terms of any mandatory or optional redemption by the Company or any third party including any sinking fund;

                  (11) the terms of any redemption at the option of Holders or put by the Holders;

                  (12)     the denominations in which Securities are issuable;

                  (13) whether Securities will be issuable as Registered Securities, Bearer Securities or uncertificated Securities;

                  (14) whether and upon what terms Registered Securities, Bearer Securities and uncertificated Securities may be exchanged;

                  (15) whether any Securities will be represented by a Security in global form;

                  (16)     the terms of any global Security;

                  (17)     the terms of any tax indemnity;

                  (18) the currencies (including any composite currency) in which principal or interest may be paid;

                  (19) if payments of principal or interest may be made in a currency other than that in which Securities are denominated, the manner for determining such payments;

                  (20) if amounts of principal or interest may be determined by reference to an index, formula or other method, the manner for determining such amounts;

                  (21) provisions for electronic issuance of Securities or for Securities in uncertificated form;

                  (22) the portion of principal payable upon acceleration of a Discounted Debt Security;

                  (23) whether any Events of Default or covenants in addition to or in lieu of those set forth in this Indenture have been added;

                  (24) whether and upon what terms Securities may be defeased;

                  (25) the forms of the Securities or any coupon, which may be in the form of Exhibit A or B;

                  (26) any terms that may be required by or advisable under U.S. laws; and

                  (27)     any other terms not inconsistent with this Indenture.

                  All Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

                  The creation and issuance of a series and the authentication and delivery thereof are not subject to any conditions precedent.

SECTION 2.02.              Execution and Authentication.

                  Two Officers shall sign the Securities by manual or facsimile signature. The Company's seal shall be reproduced on the Securities. An Officer shall sign any coupons by facsimile signature.

                  If an Officer whose signature is on a Security or its coupons no longer holds that office at the time the Security is authenticated or delivered, the Security and coupons shall nevertheless be valid.

                  A Security and its coupons shall not be valid until the Security is authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  Each Registered Security shall be dated the date of its authentication. Each Bearer Security shall be dated the date of its original issuance or as provided in the Securities Resolution.

                  Securities may have notations, legends or endorsements required by law, stock exchange rule, agreement or usage.

                  In the event Securities are issued in electronic or other uncertificated form, such Securities may be validly issued without the signatures or seal contemplated by this Section 2.02.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

SECTION 2.03.              Agents.

                  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange.

                  The Company may appoint more than one Registrar or Paying Agent for a series. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company does not appoint or maintain a Registrar or Paying Agent for a series, the Trustee shall act as such.

SECTION 2.04.              Bearer Securities.

                  U.S. laws and Treasury Regulations restrict sales or exchanges of and payments on Bearer Securities. Therefore, except as provided below:

                  (1) Bearer Securities will be offered, sold or delivered only outside the United States and will be delivered in connection with its original issuance only upon presentation of a certificate in a form prescribed by the Company to comply with U.S. laws and regulations.

                  (2) Bearer Securities will not be issued in exchange for Registered Securities.

                  (3) All payments of principal and interest (including original issue discount) on Bearer Securities will be made outside the United States by a Paying Agent located outside the United States unless the Company determines that:

                           (A) such payments may not be made by such Paying Agent because the payments are illegal or prevented by exchange controls as described in Treasury Regulation Section 1.163-5(c)(2)(v); and

                           (B) making the payments in the United States would not have an adverse tax effect on the Company.

                  If there is a change in the relevant provisions of U.S. laws or Treasury Regulations or the judicial or administrative interpretation thereof, a restriction set forth in paragraph (1), (2) or (3) above will not apply to a series if the Company determines that the relevant provisions no longer apply to the series or that failure to comply with the relevant provisions would not have an adverse tax effect on the Company or on Securityholders or cause the series to be treated as "registration-required" obligations under U.S. law.

                  The Company shall notify the Trustee in writing of any determinations by the Company under this Section.

                  "TREASURY REGULATIONS" means regulations of the U.S. Treasury Department under the Internal Revenue Code of 1986, as amended.

SECTION 2.05.              Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent for a series other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the persons entitled thereto all money held by the Paying Agent for the payment of principal of or interest on the series, and will notify the Trustee in writing of any default by the Company in making any such payment.

                  While any such default continues, the Trustee may require a Paying Agent to pay all money so held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money.

                  If the Company or an Affiliate acts as Paying Agent for a series, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent for the series.

SECTION 2.06.              Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee semiannually and at such other times as the Trustee may request a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Registered Securities and Holders of Bearer Securities whose names are on the list referred to below.

                  The Registrar shall keep a list of the names and addresses of Holders of Bearer Securities who file a request to be included on such list. A request will remain in effect for two years, and successive requests may be made.

                  Whenever the Company or the Trustee is required to mail a notice to all Holders of Registered Securities of a series, it also shall mail the notice to Holders of Bearer Securities of the series whose names are on the list.

                  Whenever the Company is required to publish a notice to all Holders of Bearer Securities of a series, it also shall mail the notice to such of them whose names are on the list.

SECTION 2.07.              Transfer and Exchange.

                  Where Registered Securities of a series are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Registered Securities of other denominations of the same series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Registered Securities and Bearer Securities at the Registrar's written request.

                  The Registrar may require a Holder to pay a sum sufficient to cover any taxes imposed on a transfer or exchange, and may require that every Security presented or surrendered for transfer or exchange be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

                  If a series provides for Registered and Bearer Securities and for their exchange, Bearer Securities may be exchanged for Registered Securities and Registered Securities may be exchanged for Bearer Securities as provided in the Securities or the Securities Resolution if the requirements of the Registrar for such transactions are met and in the case of the exchange of registered securities for bearer securities if Section 2.04 permits the exchange.

                  The Company may elect not to exchange or register the transfer of any Security for a period of 15 days before a selection of Securities to be redeemed.

                  Neither the Trustee nor the Registrar shall be responsible for determining whether any transfer of a Security complies with, or under a duty to monitor compliance with, any federal or state securities laws that may be applicable (including without limitation, the Securities Act or any particular rule or regulation promulgated thereunder); provided, however, that if a specific transfer certificate or opinion of counsel is expressly required by the terms of the applicable Securities Resolution for such series of Securities to be delivered to the Trustee or Registrar prior to the registration of a proposed transfer, the Trustee or Registrar, as the case may be, shall be under a duty to receive such certificate or opinion of counsel prior to registration of such transfer and to examine the same to determine whether it conforms on its face to the applicable requirements of such Securities Resolution.

SECTION 2.08.              Replacement Securities.

                  If the Holder of a Security or coupon claims that it has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that the Security or coupon has been acquired by a protected purchaser, the Company shall issue a replacement Security or coupon if the Company and the Trustee receive:

                  (1) evidence satisfactory to them of the loss, destruction or taking;

                  (2)      an indemnity bond satisfactory to them; and

                  (3) payment of a sum sufficient to cover their expenses and any taxes for replacing the Security or coupon.

A replacement Security shall have coupons attached corresponding to those, if any, on the replaced Security.

                  Every replacement Security or coupon is an additional obligation of the Company.

SECTION 2.09.              Outstanding Securities.

                  The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

                  If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

                  If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

                  A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

SECTION 2.10.              Discounted Debt Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, the principal amount of a Discounted Debt Security shall be the amount of principal that would be due as of the date of such determination if payment of the Security were accelerated on that date.

SECTION 2.11.              Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.12.              Global Securities.

                  If the Securities Resolution so provides, the Company may issue some or all of the Securities of a series in temporary or permanent global form. A global Security may be in registered form, in bearer form with or without coupons or in uncertificated form. A global Security shall represent that amount of Securities of a series as specified in the global Security or as endorsed thereon from time to time. At the Company's request, or as otherwise provided in the applicable Securities Resolution, the Trustee shall endorse a global Security to reflect the amount of any increase or decrease in the Securities represented thereby.

                  The Company may issue a global Security only to a depository designated by the Company. A depository may transfer a global Security only as a whole to its nominee or to a successor depository.

                  The Securities Resolution may establish, among other things, the manner of paying principal and interest on a global Security and whether and upon what terms a beneficial owner of an interest in a global Security may exchange such interest for definitive Securities.

                  The Company, an Affiliate, the Trustee and any Agent shall not be responsible for any acts or omissions of a depository, for any depository records of beneficial ownership interests or for any transactions between the depository and beneficial owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Registrar and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving any payment on or in respect of such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, the Trustee, the Registrar nor any agent of the Company or the Trustee shall be affected by notice to the contrary. Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Company, the Trustee, the Registrar or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as a Holder of such global Security.

SECTION 2.13.              Temporary Securities.

                  Until definitive Securities of a series are ready for delivery, the Company may use temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Temporary Securities may be in global form. Temporary Bearer Securities may have one or more coupons or no coupons. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.14.              Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities and coupons surrendered to them for payment, exchange or registration of transfer. The Trustee shall cancel all Securities or coupons surrendered for payment, registration of transfer, exchange or cancellation. The Trustee also will cancel all Bearer Securities and unmatured coupons unless the Company requests the Trustee to hold the same for redelivery. Any Bearer Securities so held shall be considered delivered for cancellation under Section
2.09. The Trustee shall dispose of cancelled Securities and coupons in accordance with its record retention policies in effect at the time or shall deliver them to the Company upon the written request of the Company.

                  Unless the Securities Resolution otherwise provides, the Company may not issue new Securities to replace Securities that the Company has paid or that the Company has delivered to the Trustee for cancellation.

SECTION 2.15.              Defaulted Interest.

                  If the Company defaults in a payment of interest on Registered Securities, it need not pay the defaulted interest to Holders on the regular record date. The Company may fix a special record date for determining Holders entitled to receive defaulted interest, or the Company may pay defaulted interest in any other lawful manner. At least ___ days before the special record date, the Company shall give the Holders of Registered Securities a notice that states the record date, payment date and amount of interest to be paid.

                             ARTICLE 3 - REDEMPTION

SECTION 3.01.              Notices to Trustee.

                  Securities of a series that are redeemable before maturity shall be redeemable in accordance with their terms and, unless the Securities Resolution otherwise provides, in accordance with this Article.

                  In the case of a redemption by the Company, the Company shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed. The Company shall notify the Trustee at least 60 days before the redemption date unless a shorter notice is satisfactory to the Trustee.

                  If the Company is required to redeem Securities, it may reduce the principal amount of Securities required to be redeemed to the extent that it is permitted a credit against such redemption requirement by the terms of the Securities Resolution and notifies the Trustee of the amount of such credit and the basis for it. If the reduction is based on a credit for acquired or redeemed Securities that the Company has not previously delivered to the Trustee for cancellation, the Company shall deliver the Securities at the same time as the notice.

SECTION 3.02.              Selection of Securities to Be Redeemed.

                  If less than all the Securities of a series are to be redeemed, the Trustee shall select the Securities to be redeemed from Securities outstanding not previously called for redemption by a method the Trustee considers fair and appropriate. The Trustee shall make the selection from Securities of the series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities having denominations larger than the minimum denomination for the series. Securities and portions thereof selected for redemption shall be in amounts equal to the minimum denomination for the series or an integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.              Notice of Redemption.

                  At least 30 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Registered Securities whose Securities are to be redeemed.

                  If Bearer Securities are to be redeemed, the Company shall publish a notice of redemption in an Authorized Newspaper as provided in the Securities.

                  A notice shall identify the Securities of the series to be redeemed and shall state:

                  (1)      the redemption date;

                  (2)      the redemption price;

                  (3)      the name and address of the Paying Agent;

                  (4) that Securities called for redemption, together with all coupons, if any, maturing after the redemption date, must be surrendered to the Paying Agent to collect the redemption price;

                  (5) that interest on Securities called for redemption ceases to accrue on and after the redemption date;

                  (6) whether the redemption by the Company is mandatory or optional; and

                  (7)      whether the redemption is conditional as provided in
                           Section 3.04, and if so, the terms of the conditions, and that, if the conditions are not satisfied or are not waived by the Company, the Securities will not be redeemed and such a failure to redeem will not constitute an Event of Default.

                  A redemption notice given by publication need not identify Registered Securities to be redeemed.

                  At the Company's written request, given on a timely basis the Trustee shall give the notice of redemption in the Company's name and at its expense.

SECTION 3.04.              Effect of Notice of Redemption.

                  Except as provided below, once notice of redemption is given, Securities called for redemption become due and payable on the redemption date at the redemption price stated in the notice.

                  A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice ("Conditional Redemption"), and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred on or before such date or have been waived by the Company in its sole discretion.

SECTION 3.05.              Payment of Redemption Price.

                  On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

                  When the Holder of a Security surrenders it for redemption in accordance with the redemption notice, the Company shall pay to the Holder on the redemption date the redemption price and accrued interest to such date, except that:

                  (1) the Company will pay any such interest (except defaulted interest) to Holders on the record date of Registered Securities if the redemption date occurs on an interest payment date; and

                  (2) the Company will pay any such interest to Holders of coupons that mature on or before the redemption date upon surrender of such coupons to the Paying Agent.

                  Coupons maturing after the redemption date on a called Security are void absent a payment default on that date. Nevertheless, if a Holder surrenders for redemption a Bearer Security missing any such coupons, the Company may deduct the face amount of such coupons from the redemption price. If thereafter the Holder surrenders to the Paying Agent the missing coupons, the Company will return the amount so deducted. The Company may waive surrender of the missing coupons if it receives an indemnity bond satisfactory to the Company.

SECTION 3.06.              Securities Redeemed in Part.

                  Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder and the Company shall deliver to the Holder a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.

                              ARTICLE 4 - COVENANTS

SECTION 4.01.              Payment of Securities.

                  The Company shall pay the principal of and interest on a series in accordance with the terms of the Securities for the series, any related coupons, and this Indenture. Principal and interest on a series shall be considered paid on the date due if the Paying Agent for the series holds on that date money sufficient to pay all principal and interest then due on the series.

SECTION 4.02.              Overdue Interest.

                  Unless the Securities Resolution otherwise provides, the Company shall pay interest on overdue principal of a Security of a series at the rate (or yield to maturity in the case of a Discounted Debt Security) borne by the series; the Company shall pay interest on overdue installments of interest at the same rate or yield to maturity to the extent lawful.

SECTION 4.03.              Compliance Certificate.

                  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer's knowledge of the Company's compliance with all conditions and covenants under this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

                  Any other obligor on the Securities shall also deliver to the Trustee such a certificate as to its compliance with this Indenture within 120 days after the end of each of its fiscal years.

                  The certificates need not comply with Section 10.04.

SECTION 4.04.              SEC Reports.

                  Unless the Securities Resolution otherwise provides, the Company shall file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or such portions of the foregoing as the SEC may prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The filing of any reports hereunder with the Trustee by the Company shall not impose or imply any duty or obligation on the part of the Trustee to examine or evaluate the same.



                  Any other obligor on the Securities shall do likewise as to the above items which it is required to file with the SEC pursuant to those sections.

                             ARTICLE 5 - SUCCESSORS

SECTION 5.01.              When Company May Merge, etc.

                  Unless the Securities Resolution establishing a series otherwise provides with respect to that series, the Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, any person in any transaction in which the Company is not the survivor unless:

                  (1) the person is organized under the laws of the United States or a State thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a State thereof;

                  (2) the person assumes by supplemental indenture all the obligations of the Company under this Indenture, the Securities and any coupons; and

                  (3)      immediately after the transaction no Default exists.

                  The successor shall be substituted for the Company, and thereafter all obligations of the Company under this Indenture, the Securities and any coupons shall terminate.

                        ARTICLE 6 - DEFAULTS AND REMEDIES

SECTION 6.01.              Events of Default.

                  Unless the Securities Resolution otherwise provides, an "Event of Default" on a series occurs if:

                  (1) the Company defaults in any payment of interest on any Securities of the series when the same becomes due and payable and the Default continues for a period of 60 days;

                  (2) the Company defaults in the payment of the principal or premium, if any, of any Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise, and such default shall continue for five or more days;

                  (3) the Company defaults in the payment or satisfaction of any sinking fund obligation with respect to any Securities of the series as required by the Securities Resolution establishing such series and the Default continues for a period of 60 days;

                  (4) the Company defaults in the performance of any of its other agreements applicable to the series and the Default continues for 90 days after the notice specified below;

                  (5) the Company pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a Custodian for it or for all or substantially all of its property, or

                           (D) makes a general assignment for the benefit of its creditors;

                  (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company in an involuntary case,

                           (B) appoints a Custodian for the Company or for all or substantially all of its property, or

                           (C)      orders the liquidation of the Company;

                           (D) and the order or decree remains unstayed and in effect for 60 days; or

                  (7) there occurs any other Event of Default provided for in the Securities Resolution for the series.

                  The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

                  A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the series notify the Company of the Default and the Company does not cure the Default within the time specified after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If Holders notify the Company of a Default, they shall notify the Trustee at the same time.

                  The failure to redeem any Security subject to a Conditional Redemption is not an Event of Default if any event on which such redemption is so conditioned does not occur and is not waived before the scheduled redemption date.

SECTION 6.02.              Acceleration.

                  If an Event of Default occurs and is continuing on a series, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the series by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities of the series to be due and payable immediately. Discounted Debt Securities may provide that the amount of principal due upon acceleration is less than the stated principal amount.

                  The Holders of a majority in principal amount of the series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

SECTION 6.03.              Other Remedies.

                  If an Event of Default occurs and is continuing on a series, the Trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the Trustee and Holders of the series.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or coupons or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.              Waiver of Past Defaults.

                  Unless the Securities Resolution otherwise provides, the Holders of a majority in principal amount of a series by notice to the Trustee may waive an existing Default on the series and its consequences except:

                  (1) a Default in the payment of the principal of or interest on the series, or

                  (2)      a Default in respect of a provision that under
                           Section 9.02 cannot be amended without the consent of each Securityholder affected.

                  (3) a Default in respect of a provision for the personal benefit or protection of the Trustee, without the Trustee's consent.


SECTION 6.05.              Control by Majority.

                  The Holders of a majority in principal amount of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, with respect to the series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders or if the Trustee shall determine that the action or direction might involve the Trustee in personal liability.

SECTION 6.06.              Limitation on Suits.

                  A Securityholder of a series may pursue a remedy with respect to the series only if:

                  (1) the Holder gives to the Trustee notice of a continuing Event of Default on the series;

                  (2) the Holders of at least 25% in principal amount of the series make a request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the series do not give the Trustee a direction inconsistent with such request.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07.              Collection Suit by Trustee.

                  If an Event of Default in payment of interest, principal or sinking fund specified in Section 6.01(1), (2) or (3) occurs and is continuing on a series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the series.

SECTION 6.08.              Priorities.

                  If the Trustee collects any money for a series pursuant to this Article, it shall pay out the money in the following order:

                  First:  to the Trustee for amounts due under Section 7.07;

                  Second: to Securityholders of the series for amounts due and unpaid for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable for principal and interest, respectively; and

                  Third:  to the Company.

                  The Trustee may fix a payment date for any payment to Securityholders.

                               ARTICLE 7 - TRUSTEE

SECTION 7.01.              Certain Duties and Responsibilities.

                  The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affect the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 7.02.              Rights of Trustee.

                  (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

                  (3) The Trustee may act through agents, attorneys, custodians and nominees and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

                  (4) The Trustee shall not be liable for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (5) The Trustee may refuse to perform any duty or exercise any right or power which it reasonably believes may expose it to any loss, liability or expense unless it receives indemnity satisfactory to it against such loss, liability or expense.

                  (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (7) The Trustee shall have no duty with respect to a Default unless it has actual knowledge of the Default. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

                  (8) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized and within its powers.

                  (9) Any Agent shall have the same rights and be protected to the same extent as if it were Trustee.

                  (10) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                  (11) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (12) Any permissive power or authority granted to the Trustee under this Indenture shall not be conserved to be a duty.

SECTION 7.03.              Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities or coupons and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.04.              Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or any coupons; it shall not be accountable for the Company's use of the proceeds from the Securities; it shall not be responsible for any statement in the Securities or any coupons other than its authentication.

SECTION 7.05.              Notice of Defaults.

                  If a Default occurs and is continuing on a series and if the Trustee has actual knowledge of such Default, the Trustee shall mail a notice of the Default within 90 days after it occurs to Holders of Registered Securities of the series. Except in the case of a Default in payment on a series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders of the series. The Trustee shall withhold notice of a Default described in Section 6.01(4) until at least 90 days after it occurs.

SECTION 7.06.              Reports by Trustee to Holders.

                  Any report required by TIA Section 313(a) to be mailed to Securityholders shall be mailed by the Trustee on or before July 15 of each year.

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which any Securities are listed. The Company shall notify the Trustee when any Securities are listed on a stock exchange.

SECTION 7.07.              Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee (and its directors, officers, employees and agents) and hold it harmless against any loss or liability incurred by it in connection with the acceptance or administration of the trust or trusts hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or willful misconduct.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities and any coupons on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest on particular securities.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The provisions of this Section shall survive any termination or discharge of this Indenture (including without limitation any termination under any Bankruptcy Law) and the resignation or removal of the Trustee.

SECTION 7.08.              Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company's consent.

                  The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with TIA Section 310(a) or Section 310(b) or with Section 7.09;

                  (2)      the Trustee is adjudged a bankrupt or an insolvent;

                  (3) a Custodian or other public officer takes charge of the Trustee or its property;

                  (4)      the Trustee becomes incapable of acting; or

                  (5)      an event of the kind described in Section 6.01(5) or
                           (6) occurs with respect to the Trustee.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with TIA Section 310(a) or
Section 310(b) or with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Registered Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

SECTION 7.09.              Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.              Trustee's Capital and Surplus.

                  The Trustee, or the bank holding company of which the Trustee is a wholly owned Subsidiary, at all times shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published report of financial condition.

                       ARTICLE 8 - DISCHARGE OF INDENTURE

SECTION 8.01.              Defeasance.

                  Securities of a series may be defeased in accordance with their terms and, unless the Securities Resolution otherwise provides, in accordance with this Article.

                  The Company at any time may terminate as to a series all of its obligations under this Indenture, the Securities of the series and any related coupons ("legal defeasance option"). The Company at any time may terminate as to a series its obligations, if any, under any restrictive covenants which may be applicable to a particular series ("covenant defeasance option"). However, in the case of the legal defeasance option, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.06, 7.07 and 8.04
shall survive until the Securities of the series are no longer outstanding; thereafter the Company's obligations in Section 7.07 shall survive.

                  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to any restrictive covenants which may be applicable to such series.

                  The Trustee upon written request (subject to Section 8.02) shall acknowledge in writing the discharge of those obligations or restrictions that the Company terminates by defeasance.

SECTION 8.02. Conditions to Defeasance.

                  The Company may exercise as to a series its legal defeasance option or its covenant defeasance option if:

                  (1) the Company irrevocably deposits in trust with the Trustee (under terms reasonably acceptable to the Trustee) or another trustee money or U.S. Government Obligations;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited noncallable U.S. Government Obligations without reinvestment plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of the series to maturity or redemption, as the case may be;

                  (3) the Company deliver to the Trustee an Officers' certificate stating that immediately after the deposit no Default exists;

                  (4) the Company deliver an Officers' Certificate stating that the deposit does not constitute a default under any other agreement binding on the Company;

                  (5) the deposit does not cause the Trustee to have a conflicting interest under TIA Section 310(a) or
                           Section 310(b) as to another series;

                  (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that Holders of the series will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance; and

                  (7) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(5) or (6) occurs that is continuing at the end of the period.

                  Before or after a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of (i) the United States or (ii) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in such obligations.

SECTION 8.03. Application of Trust Money.

                  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02. It shall apply the deposited money and the money from U.S. Government

Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on Securities of the defeased series.

SECTION 8.04. Repayment to Company.

                  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as unsecured general creditors unless an abandoned property law designates another person and all liability of the Trustee and paying agent with respect to such money shall cease.

                             ARTICLE 9 - AMENDMENTS

SECTION 9.01. Without Consent of Holders.

                  The Company and the Trustee may amend this Indenture, the Securities or any coupons without the consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2)      to comply with Section 5.01(2);

                  (3) to provide that specific provisions of this Indenture shall not apply to a series not previously issued;

                  (4) to create a series and establish its terms pursuant to Section 2.01;

                  (5) to provide for a separate Trustee for one or more series;

                  (6) to make any change that does not materially adversely affect the rights of any Securityholder; or

                  (7) any other amendment provided for in the securities resolution or supplemental indenture.

SECTION 9.02. With Consent of Holders.

                  Unless the Securities Resolution otherwise provides, the Company and the Trustee may amend this Indenture, the Securities and any coupons with the written consent of the Holders of a majority in principal amount of the Securities of all series affected by the amendment voting as one class. However, without the consent of each Securityholder affected, an amendment under this Section may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the interest on or change the time for payment of interest on any Security;

                  (3)      change the fixed maturity of any Security;

                  (4) reduce the principal of any non-Discounted Debt Security or reduce the amount of principal of any Discounted Debt Security that would be due upon an acceleration thereof;

                  (5) change the currency in which principal or interest on a Security is payable;

                  (6) make any change that materially adversely affects the right to convert any Security;

                  (7) make any change in Section 6.04 or 9.02, except to increase the amount of Securities whose Holders must consent to an amendment or waiver or to provide that other provisions of this Indenture cannot be amended or waived without the consent of each Securityholder affected thereby; or

                  (8) any other amendment or waiver provided for in the securities resolution or supplemental indenture.

                  An amendment of a provision included solely for the benefit of one or more series does not affect Securityholders of any other series.

                  Securityholders need not consent to the exact text of a proposed amendment or waiver; it is sufficient if they consent to the substance thereof.

SECTION 9.03. Compliance with Trust Indenture Act.

                  Every amendment pursuant to Section 9.01 or 9.02 shall be set forth in a supplemental indenture (except any amendment pursuant to Section 9.01(4), which may be set forth in a Securities Resolution) that complies with the TIA.

                  If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

SECTION 9.04. Effect of Consents.

                  An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder entitled to consent to it.

                  A consent to an amendment or waiver by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security. Any Holder or subsequent Holder may revoke the consent as to his Security if the Trustee receives notice of the revocation before the amendment or waiver becomes effective.

                  The Company may fix a record date for the determination of Holders of Registered Securities entitled to give a consent. The record date shall not be less than 10 nor more than 60 days prior to the first written solicitation of Securityholders.

SECTION 9.05. Notation on or Exchange of Securities.

                  The Company may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company may issue in exchange for affected Securities and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

SECTION 9.06. Trustee Protected.

                  The Trustee need not sign any supplemental indenture that adversely affects its rights, liabilities, obligations or immunities. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment or supplement or waiver authorized pursuant to this
Article is authorized or permitted by this Indenture, and that such amendment or supplement or waiver constitutes the legal, valid and binding obligation of the Company.

                           ARTICLE 10 - MISCELLANEOUS

SECTION 10.01. Trust Indenture Act.

                  The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not expressly set forth herein.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 10.02. Notices.

                  Any notice by one party to another is duly given if in writing and delivered in person, sent by facsimile transmission confirmed by mail or mailed by first-class mail to the other's address shown below:

                           Company:

                           Cable Design Technologies Corporation
                           Foster Plaza 7
                           661 Andersen Drive
                           Pittsburgh, Pennsylvania 15220
                           Fax:  (412) 937-9690

               Trustee:

               if mailed by first class mail, to: State Street Bank and Trust Company, Corporate Trust Division, P.O. Box 778, Boston, MA 02102-0778, Attention: Ronald P. Chin (Re: Cable Design Technologies);

               or if sent by other means, to: State Street Bank and Trust Company, Corporate Trust Division, 2 Avenue de Lafayette, 6th Floor, Boston, MA 02111-1724, Attention: Ronald P. Chin (Re:
               Cable Design Technologies), (facsimile: 617-662-1466);

                  A party by notice to the other parties may designate additional or different addresses for subsequent notices.

                  Any notice mailed to a Securityholder shall be mailed to his address shown on the register kept by the Registrar or on the list referred to in Section 2.06. Failure to mail a notice to a Securityholder or any defect in a notice mailed to a Securityholder shall not affect the sufficiency of the notice mailed to other Securityholders or the sufficiency of any published notice.

                  If a notice is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

                  If in the Company's opinion it is impractical to mail a notice required to be mailed or to publish a notice required to be published, the Company may give such substitute notice as the Trustee approves, and the Trustee shall have no liability for giving such approval. Failure to publish a notice as required or any defect in it shall not affect the sufficiency of any mailed notice.

                  All notices shall be in the English language, except that any published notice may be in an official language of the country of publication.

                  A "notice" includes any communication required by this Indenture.

SECTION 10.03. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall if so requested furnish to the Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.04. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 10.05. Rules by Company and Agents.

                  The Company may make reasonable rules for action by or a meeting of Securityholders. An Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.06. No Lien Created, etc.

                  Except as provided in Section 7.07, this Indenture and the Securities do not create a Lien, charge or encumbrance on any property of the Company or any Subsidiary.

SECTION 10.07. Legal Holidays.

                  A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, unless the Securities Resolution establishing a series otherwise provides with respect to Securities of the series, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 10.08. No Recourse Against Others.

                  All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 10.09. Duplicate Originals.

                  The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 10.10. Governing Law.

                  The laws of the State of New York shall govern this Indenture, the Securities and any coupons, unless federal law governs.

                                   SIGNATURES


Dated;             ,                    CABLE DESIGN TECHNOLOGIES
                                        CORPORATION

                                        By:
                                             Name:
                                             Address:
Dated:             ,                    State Street Bank and Trust Company,
                                        as Trustee


                                        By:
                                             Name:
                                             Address:

                                    EXHIBIT A
                          A Form of Registered Security

No.                                                               $


CABLE DESIGN TECHNOLOGIES CORPORATION
[TITLE OF SECURITY]

Cable Design Technologies Corporation
promises to pay to

or registered assigns
the principal sum of               Dollars on        ,

Interest Payment Dates:
         Record Dates:

                                                    Dated:

                                                    CABLE DESIGN TECHNOLOGIES
                                                    CORPORATION


                                                    by

                                             (SEAL)


Authenticated: This is one of the Securities               Chairman of the Board
referred to in the within-mentioned Indenture.

State Street Bank and Trust Company, as
  Trustee

By

---------------------
Authorized Signature                                 Vice President

CABLE DESIGN TECHNOLOGIES CORPORATION
[TITLE OF SECURITY]
[EXPLANATORY NOTES FOLLOW EXHIBIT B]


1.       INTEREST.(1)

                  Cable Design Technologies Corporation ("Company"), a corporation organized and existing under the laws of the State of Delaware, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The
                  Company will pay interest on            and     of each year
                  commencing             , 20__. Interest on the Securities will
                  accrue from the most recent date to which interest has been
                  paid or, if no interest has been paid, from               ,
                  20__. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       METHOD OF PAYMENT.(2)

                  The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

3.       AGENTS.

                  Initially,             Attention:               , will act as
                  Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice or provide for more than one such agent. The Company or any Affiliate may act in any such capacity.

4.       INDENTURE.

                  The Company issued the securities of this series
                  ("Securities") under an Indenture dated as of               ,
                  ("Indenture") between the Company and
                  ("Trustee"). The terms of the Securities include those stated in the Indenture and in the Securities Resolution creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended. Securityholders are referred to the Indenture, the Securities Resolution and the Act for a statement of such terms.

5.       OPTIONAL REDEMPTION.(3)

                  On or after                  , the Company may redeem all the
                  Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

                  If redeemed during the 12-month period beginning,

                  Year       Percentage        Year       Percentage

                  and thereafter at 100%.

6.       MANDATORY REDEMPTION.(4)

                  The Company will redeem $         principal amount of
                  Securities on                and on each            thereafter
                  through                   at a redemption price of 100% of
                  principal amount, plus accrued interest to the redemption date.(5) The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and (ii) that the Company has delivered to the Registrar for cancellation. The Company may so subtract the same Security only once.

7.       ADDITIONAL OPTIONAL REDEMPTION.(6)

                  In addition to redemptions pursuant to the above paragraph(s),
                  the Company may redeem not more than $       principal amount
                  of Securities on                  and on each thereafter
                  through                   at a redemption price of 100% of
                  principal amount, plus accrued interest to the redemption date.

8.       NOTICE OF REDEMPTION.(7)

                  Notice of redemption will be mailed at least 30 days before the redemption date to each holder of Securities to be redeemed at his registered address.

                  A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice ("Conditional Redemption") and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.

9.       DENOMINATIONS, TRANSFER, EXCHANGE.

                  The Securities are in registered form without coupons in denominations of $1,0008 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Trustee need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

10.      PERSONS DEEMED OWNERS.

                  The registered holder of a Security may be treated as its owner for all purposes.

11.      AMENDMENTS AND WAIVERS.

                  Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment.(9) Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

                  Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

12.      RESTRICTIVE COVENANTS.(10)

                  The Securities are unsecured general obligations of the Company limited to $ principal amount. The Indenture does not limit other unsecured debt.

13.      SUCCESSORS.

                  When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

14.      DEFEASANCE PRIOR TO REDEMPTION OR MATURITY.(11)

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

15.      DEFAULTS AND REMEDIES.

                  An Event of Default(12) includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 60 days in payment or satisfaction of any sinking fund obligation; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other

                  Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal(13) of all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

16.      TRUSTEE DEALINGS WITH COMPANY.

                                   , the Trustee under the Indenture, in its
                  individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17.      NO RECOURSE AGAINST OTHERS.

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.      AUTHENTICATION.

                  This Security shall not be valid until authenticated by a manual signature of the Trustee (or an Authenticating Agent acting on its behalf).

19.      ABBREVIATIONS.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE AND THE SECURITIES RESOLUTION WHICH CONTAINS THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE
TO: CABLE DESIGN TECHNOLOGIES CORPORATION, FOSTER PLAZA 7, 661 ANDERSEN DRIVE, PITTSBURGH, PENNSYLVANIA 15220, ATTENTION: TREASURER.

                                    EXHIBIT B

                            A Form of Bearer Security

No.                                                          $

CABLE DESIGN TECHNOLOGIES CORPORATION
[TITLE OF SECURITY]
[EXPLANATORY NOTES FOLLOW             ]

Cable Design Technologies Corporation
promises to pay to bearer

the principal sum of                Dollars on       ,

Interest Payment Dates:


         Dated:

                                                    CABLE DESIGN TECHNOLOGIES
                                                    CORPORATION


                                                    by

                                           (SEAL)

Authenticated: This is one of the          Chairman of the Board
Securities referred to in the
within-mentioned Indenture.

[NAME OF TRUSTEE], as
  Trustee

By

---------------------
Authorized Signature                                          Vice President

CABLE DESIGN TECHNOLOGIES CORPORATION
[TITLE OF SECURITY]

1.       INTEREST.(1)

                  Cable Design Technologies Corporation ("Company"), a corporation organized and existing under the laws of the State of Delaware, promises to pay to bearer interest on the principal amount of this Security at the rate per annum shown
                  above. The Company will pay interest on           and
                  of each year commencing                 , 20__. Interest on
                  the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from, 20__. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       METHOD OF PAYMENT.(2)

                  Holders must surrender Securities and any coupons to a Paying Agent to collect principal and interest payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money.

3.       AGENTS.

                  Initially,               , Attention:                   , will
                  act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice or provide for more than one such agent. The Company or any Affiliate may act in any such capacity.

4.       INDENTURE.

                  The Company issued the securities of this series
                  ("Securities") under an Indenture dated as of        ,
                  ("Indenture") between the Company and            ("Trustee").
                  The terms of the Securities include those stated in the Indenture and the Securities Resolution and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended. Securityholders are referred to the Indenture, the Securities Resolution and the Act for a statement of such terms.

5.       OPTIONAL REDEMPTION.(3)

                  On or after                 , the Company may redeem all the
                  Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

                  If redeemed during the 12-month period beginning,
                  Year              Percentage       Year            Percentage

                  and thereafter 100%.

6.       MANDATORY REDEMPTION.(4)

                  The Company will redeem $       principal amount of Securities
                  on       and on each          thereafter through            at
                  a redemption price of 100% of principal amount, plus accrued interest to the redemption date.(5) The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and (ii) that the Company has delivered to the Registrar for cancellation. The Company may so subtract the same Security only once.

7.       ADDITIONAL OPTIONAL REDEMPTION.(6)

                  In addition to redemptions pursuant to the above paragraph(s),
                  the Company may redeem not more than $        principal amount
                  of Securities on              and on each           thereafter
                  through at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

8.       NOTICE OF REDEMPTION.(7)

                  Notice of redemption will be published once in an Authorized Newspaper in the City of New York and if the Securities are listed on any stock exchange located outside the United States and such stock exchange so requires, in any other required city outside the United States at least 30 days before the redemption date. Notice of redemption also will be mailed to holders who have filed their names and addresses with the Transfer Agent within the two preceding years. A holder of Securities may miss important notices if he fails to maintain his name and address with the Transfer Agent.

                  A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice ("Conditional Redemption") and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.

9.       DENOMINATIONS, TRANSFER, EXCHANGE.

                  The Securities are in bearer form with coupons in denominations of $5,000 8 and whole multiples of $5,000. The Securities may be transferred by delivery and exchanged as provided in the Indenture. Upon an exchange, the Trustee may require a holder, among other things, to furnish appropriate documents and to pay any taxes and fees required by law or the Indenture. The Trustee need not exchange any Security or portion of a Security selected for redemption. Also, it need not exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

10.      PERSONS DEEMED OWNERS.

                  The holder of a Security or coupon may be treated as its owner for all purposes.

11.      AMENDMENTS AND WAIVERS.

                  Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment.9 Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

                  Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

12.      RESTRICTIVE COVENANTS. (10)

                  The Securities are unsecured general obligations of the Company limited to $ principal amount. The Indenture does not limit other unsecured debt.

13.      SUCCESSORS.

                  When a successor assumes all the obligations of the Company under the Securities, any coupons and the Indenture, the Company will be released from those obligations.

14.      DEFEASANCE PRIOR TO REDEMPTION OR MATURITY.(11)

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities, any coupons and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

15.      DEFAULTS AND REMEDIES.

                  An Event of Default (12) includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 60 days in payment or satisfaction of any sinking fund obligation; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal(13) of all the Securities to be due and payable immediately.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

16.      TRUSTEE DEALINGS WITH COMPANY.

                                   , the Trustee under the Indenture, in its
                  individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17.      NO RECOURSE AGAINST OTHERS.

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.      AUTHENTICATION.

                  This Security shall not be valid until authenticated by a manual signature of the Trustee (or an Authentication Agent acting on its behalf.

19.      ABBREVIATIONS.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE AND THE SECURITIES RESOLUTION WHICH CONTAINS THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE
TO: CABLE DESIGN TECHNOLOGIES CORPORATION, FOSTER PLAZA 7, 661 ANDERSEN DRIVE, PITTSBURGH, PENNSYLVANIA 15220, ATTENTION: TREASURER.

                                [FACE OF COUPON]


                                   ................................
                                   [$].............................
                                   Due.............................


CABLE DESIGN TECHNOLOGIES CORPORATION

[TITLE OF SECURITY]

         Unless the Security attached to this coupon has been called for redemption, Cable Design Technologies Corporation (the "Company") will pay to bearer, upon surrender, the amount shown hereon when due. This coupon may be surrendered for payment to any Paying Agent listed on the back of this coupon unless the Company has replaced such Agent. Payment may be made by check. This
coupon represents        months' interest.


                                       CABLE DESIGN TECHNOLOGIES
                                       CORPORATION


                                       By____________________________

[REVERSE OF COUPON]

PAYING AGENTS

                            NOTES TO EXHIBITS A AND B

1 If the Security is not to bear interest at a fixed rate per annum, insert a description of the manner in which the rate of interest is to be determined. If the Security is not to bear interest prior to maturity, so state.

2 If the method or currency of payment is different, insert a statement thereof.

3 If applicable. A restriction on redemption or refunding or any provision applicable to its redemption other may be added.

4        Such provisions as are applicable, if any.

5 If the Security is a Discounted Debt Security, insert amount to be redeemed or method of calculating such amount.

6 If applicable. Also insert, if applicable, provisions for repayment of Securities at the option of the Securityholder.

7        If applicable.

8 If applicable. Insert additional or different denominations and terms as appropriate.

9        If different terms apply, insert a brief summary thereof.

10 If applicable. If additional or different covenants apply, insert a brief summary thereof.

11 If applicable. If different defeasance terms apply, insert a brief summary thereof.

12 If additional or different Events of Default apply, insert a brief summary thereof.

13 If the Security is a Discounted Debt Security, set forth the amount due and payable upon an Event of Default.


Note: U.S. tax law may require certain legends on Discounted Debt and Bearer Securities.

                                    EXHIBIT C

                                 ASSIGNMENT FORM


                  To assign this Security, fill in the form below:

I or we assign and transfer this Security to
-----------------------------------------
                           :                            :
:---------------------------------------:
(Insert assignee's soc. sec. or tax I.D. no.)




              (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                                    Your Signature:


     (Sign exactly as your name appears on the other side of this Security)


Note: Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                       C-1